Exhibit 99.1
News Release

For more information contact:

Media Relations: Sophia Marshall Head of Communications Fiserv, Inc. 470-351-9908 sophia.marshall@fiserv.com	Investor Relations: Julie Chariell Head of Investor Relations Fiserv, Inc. 212-515-0278 julie.chariell@fiserv.com

For Immediate Release

Fiserv Reports Third Quarter 2024 Results
GAAP revenue growth of 7% both in the quarter and year to date;
GAAP EPS decreased 37% in the quarter and increased 6% year to date;
Operating cash flow increased 24% to $4.41 billion year to date;
Organic revenue growth of 15% in the quarter and 17% year to date;
Adjusted EPS increased 17% in the quarter and 18% year to date;
Free cash flow increased 23% to $3.34 billion year to date;
Company raises 2024 organic revenue growth outlook to 16% to 17%
and adjusted EPS outlook to $8.73 to $8.80

MILWAUKEE, Wis., October 22, 2024 – Fiserv, Inc. (NYSE: FI), a leading global provider of payments and financial services technology solutions, today reported financial results for the third quarter of 2024.
Third Quarter 2024 GAAP Results
GAAP revenue for the company increased 7% to $5.22 billion in the third quarter of 2024 compared to the prior year period, with 9% growth in the Merchant Solutions segment and 5% growth in the Financial Solutions segment. GAAP revenue for the company increased 7% to $15.21 billion in the first nine months of 2024 compared to the prior year period, with 10% growth in the Merchant Solutions segment and 5% growth in the Financial Solutions segment.
GAAP earnings per share decreased 37% to $0.98 in the third quarter of 2024 and increased 6% to $3.74 in the first nine months of 2024 compared to the prior year periods. The third quarter and first nine months of 2024 included a $570 million non-cash impairment charge related to one of the company’s equity method investments. The third quarter and first nine months of 2023 included a $177 million pre-tax gain related to the sale of the company’s financial reconciliation business.
GAAP operating margin was 30.7% and 27.7% in the third quarter and first nine months of 2024 compared to 30.8% and 25.2% in the third quarter and first nine months of 2023. GAAP operating margin in the Merchant Solutions segment was 37.7% and 36.2% in the third quarter and first nine months of 2024 compared to 34.8% and 32.9% in the third quarter and first nine months of 2023.

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GAAP operating margin in the Financial Solutions segment was 47.4% and 45.8% in the third quarter and first nine months of 2024 compared to 46.9% and 45.1% in the third quarter and first nine months of 2023. Net cash provided by operating activities increased 24% to $4.41 billion in the first nine months of 2024 compared to $3.57 billion in the prior year period.
“We are pleased with our third quarter performance, which showcases strength across both our Merchant and Financial Solutions segments and several significant new wins,” said Frank Bisignano, Chairman, President and Chief Executive Officer of Fiserv. “This performance is anchored in the privileged position we hold at the crossroads of two ecosystems – merchants and financial institutions – which are increasingly interconnected.”
Third Quarter 2024 Non-GAAP Results and Additional Information
•Adjusted revenue increased 7% to $4.88 billion in the third quarter and 7% to $14.22 billion in the first nine months of 2024 compared to the prior year periods.
•Organic revenue growth was 15% in the third quarter of 2024, led by 24% growth in the Merchant Solutions segment and 6% growth in the Financial Solutions segment.
•Organic revenue growth was 17% in the first nine months of 2024, led by 29% growth in the Merchant Solutions segment and 6% growth in the Financial Solutions segment.
•Adjusted earnings per share increased 17% to $2.30 in the third quarter and 18% to $6.29 in the first nine months of 2024 compared to the prior year periods.
•Adjusted operating margin increased 170 basis points to 40.2% in the third quarter and 170 basis points to 38.2% in the first nine months of 2024 compared to the prior year periods.
•Adjusted operating margin increased 290 basis points to 37.7% in the Merchant Solutions segment and increased 40 basis points to 47.4% in the Financial Solutions segment in the third quarter of 2024, compared to the prior year period.
•Adjusted operating margin increased 330 basis points to 36.2% in the Merchant Solutions segment and 60 basis points to 45.8% in the Financial Solutions segment in the first nine months of 2024, compared to the prior year period.
•Free cash flow increased 23% to $3.34 billion in the first nine months of 2024 compared to $2.72 billion in the prior year period.
•The company repurchased 7.6 million shares of common stock for $1.3 billion in the third quarter and 27.8 million shares of common stock for $4.3 billion in the first nine months of 2024.
•Fiserv was named as the #1 global financial technology provider on the 2024 International Data Corporation (IDC) FinTech Top 100 Rankings for the second consecutive year.
Outlook for 2024
Fiserv raises organic revenue growth outlook to 16% to 17% and adjusted earnings per share outlook to $8.73 to $8.80, representing growth of 16% to 17%, for 2024.

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“Fiserv continues to demonstrate consistency and sustainability in our top-line growth and margin improvement, leading us to raise the outlook on our 2024 financial commitments,” said Bisignano. “Our unparalleled track record remains intact as we move closer to achieving our 39th consecutive year of double-digit adjusted earnings per share growth.”
Segment Realignment
The company realigned its reportable segments during the first quarter of 2024 to correspond with changes in its business designed to further enhance operational performance in the delivery of its integrated portfolio of products and solutions to its financial institution clients (“Segment Realignment”). The company’s new reportable segments are Merchant Solutions and Financial Solutions. Segment results for the three and nine months ended September 30, 2023 have been recast to reflect the Segment Realignment.
Earnings Conference Call
The company will discuss its third quarter 2024 results in a live webcast at 7 a.m. CT on Tuesday, October 22, 2024. The webcast, along with supplemental financial information, can be accessed on the investor relations section of the Fiserv website at investors.fiserv.com. A replay will be available approximately one hour after the conclusion of the live webcast.
About Fiserv
Fiserv, Inc. (NYSE: FI), a Fortune 500™ company, aspires to move money and information in a way that moves the world. As a global leader in payments and financial technology, the company helps clients achieve best-in-class results through a commitment to innovation and excellence in areas including account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and the Clover® cloud-based point-of-sale and business management platform. Fiserv is a member of the S&P 500® Index and has been recognized as one of Fortune® World’s Most Admired Companies™ for 9 of the last 10 years. Visit fiserv.com and follow on social media for more information and the latest company news.
Use of Non-GAAP Financial Measures
In this news release, the company supplements its reporting of information determined in accordance with generally accepted accounting principles (“GAAP”), such as revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities, with “adjusted revenue,” “adjusted revenue growth,” “organic revenue,” “organic revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted net income,” “adjusted earnings per share,” “adjusted earnings per share growth,” and “free cash flow.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance shareholders' ability to evaluate the company’s performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from its GAAP financial measures to calculate these unaudited non-GAAP measures. The corresponding reconciliations of these unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability,

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complexity and limited visibility of the non-cash and other items described below that are excluded from the non-GAAP outlook measures. See pages 15-17 for additional information regarding the company’s forward-looking non-GAAP financial measures.
Examples of non-cash or other items may include, but are not limited to, non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; severance costs; merger and integration costs; gains or losses from the sale of businesses, certain assets or investments; and certain discrete tax benefits and expenses. The company excludes these items to more clearly focus on the factors management believes are pertinent to the company’s operations, and management uses this information to make operating decisions, including the allocation of resources to the company’s various businesses.
The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
Management believes organic revenue growth is useful because it presents adjusted revenue growth excluding the impact of foreign currency fluctuations, acquisitions and dispositions. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders’ ability to evaluate and understand the company’s core business performance.
These unaudited non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income attributable to Fiserv, diluted earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated organic revenue growth, adjusted earnings per share, adjusted earnings per share growth and other statements regarding our future financial performance. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” “confident,” “likely,” “plan,” or words of similar meaning. Statements that describe the company’s future plans, outlook, objectives or goals are also forward-looking statements.
Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the company’s actual results to differ materially include, among

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others, the following: the company’s ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for the company’s products and services; the ability of the company’s technology to keep pace with a rapidly evolving marketplace; the success of the company’s merchant alliances, some of which are not controlled by the company; the impact of a security breach or operational failure in the company’s business, including disruptions caused by other participants in the global financial system; losses due to chargebacks, refunds or returns as a result of fraud or the failure of the company’s vendors and merchants to satisfy their obligations; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, a recession, bank failures, or intensified international hostilities, and the impact they may have on the company and its employees, clients, vendors, supply chain, operations and sales; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; the company’s ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; the company’s ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company’s strategic initiatives; the company’s ability to attract and retain key personnel; volatility and disruptions in financial markets that may impact the company’s ability to access preferred sources of financing and the terms on which the company is able to obtain financing or increase its costs of borrowing; adverse impacts from currency exchange rates or currency controls; changes in corporate tax and interest rates; and other factors included in “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in other documents that the company files with the Securities and Exchange Commission, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this news release.

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Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Processing and services	$4,237	$4,008	$12,377	$11,605
Product	978	865	2,828	2,571
Total revenue	5,215	4,873	15,205	14,176

Expenses
Cost of processing and services	1,346	1,311	4,043	4,067
Cost of product	661	583	1,951	1,761
Selling, general and administrative	1,606	1,652	5,000	4,952
Net gain on sale of businesses and other assets	—	(176)	—	(172)
Total expenses	3,613	3,370	10,994	10,608

Operating income	1,602	1,503	4,211	3,568
Interest expense, net	(326)	(258)	(872)	(692)
Other expense, net	(5)	(35)	(17)	(81)

Income before income taxes and loss from investments in unconsolidated affiliates	1,271	1,210	3,322	2,795
Income tax provision	(74)	(239)	(448)	(544)
Loss from investments in unconsolidated affiliates	(626)	(2)	(642)	(11)

Net income	571	969	2,232	2,240
Less: net income attributable to noncontrolling interests	7	17	39	42

Net income attributable to Fiserv	$564	$952	$2,193	$2,198

GAAP earnings per share attributable to Fiserv — diluted	$0.98	$1.56	$3.74	$3.54

Diluted shares used in computing earnings per share attributable to Fiserv	576.9	610.3	585.7	620.3

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

GAAP net income attributable to Fiserv	$564	$952	$2,193	$2,198
Adjustments:
Merger and integration costs [1]	—	30	59	120
Severance costs	14	15	77	52
Amortization of acquisition-related intangible assets [2]	346	388	1,085	1,245
Non wholly-owned entity activities [3]	24	31	78	102
Impairment of equity method investments [4]	610	—	610	—
Net gain on sale of businesses and other assets [5]	—	(176)	—	(172)
Canadian tax law change [6]	—	—	—	27
Tax impact of adjustments [7]	(233)	(44)	(416)	(261)
Adjusted net income	$1,325	$1,196	$3,686	$3,311

GAAP earnings per share attributable to Fiserv - diluted	$0.98	$1.56	$3.74	$3.54
Adjustments - net of income taxes:
Merger and integration costs [1]	—	0.04	0.08	0.15
Severance costs	0.02	0.02	0.10	0.07
Amortization of acquisition-related intangible assets [2]	0.48	0.51	1.48	1.60
Non wholly-owned entity activities [3]	0.03	0.04	0.11	0.13
Impairment of equity method investments [4]	0.79	—	0.78	—
Net gain on sale of businesses and other assets [5]	—	(0.21)	—	(0.20)
Canadian tax law change [6]	—	—	—	0.03
Adjusted earnings per share	$2.30	$1.96	$6.29	$5.34

GAAP earnings per share attributable to Fiserv growth	(37)%		6%
Adjusted earnings per share growth	17%		18%

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.
1Represents acquisition and related integration costs incurred in connection with acquisitions. Merger and integration costs associated with integration activities in the first nine months of 2024 primarily include $13 million of third-party professional service fees and $22 million of share-based compensation and associated taxes. Merger and integration costs associated with integration activities in the third quarter and first nine months of 2023 primarily include $19 million and $52 million of third-party professional service fees, respectively, as well as $39 million of share-based compensation in the first nine months of 2023.
2Represents amortization of intangible assets acquired through acquisition, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, financing costs and debt discounts. See additional information on page 14 for an analysis of the company's amortization expense.
3Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest.
4Represents a non-cash impairment of certain equity method investments during the third quarter of 2024, primarily related to the company’s Wells Fargo Merchant Services joint venture, recorded within loss from investments in unconsolidated affiliates in the consolidated statement of income.

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5Represents a net gain primarily associated with the sale of the company’s financial reconciliation business during the third quarter of 2023.
6Represents the impact of a multi-year retroactive Canadian tax law change, enacted in June 2023, related to the Goods and Services Tax / Harmonized Sales Tax (GST/HST) treatment of payment card services.
7The tax impact of adjustments is calculated using a tax rate of 20% in both the first nine months of 2024 and 2023, which approximates the company’s anticipated annual effective tax rate, exclusive of actual tax impacts of a $156 million benefit associated with the impairment of certain equity method investments during the first nine months of 2024 and a $49 million provision associated with the net gain on sale of businesses during the first nine months of 2023.

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total Company
Revenue	$5,215	$4,873	$15,205	$14,176
Adjustments:
Postage reimbursements	(331)	(307)	(984)	(927)
Deferred revenue purchase accounting adjustments	—	5	—	16
Adjusted revenue	$4,884	$4,571	$14,221	$13,265

Operating income	$1,602	$1,503	$4,211	$3,568
Adjustments:
Merger and integration costs [1]	—	30	59	120
Severance costs	14	15	77	52
Amortization of acquisition-related intangible assets	346	388	1,085	1,245
Net gain on sale of businesses and other assets	—	(176)	—	(172)
Canadian tax law change	—	—	—	27
Adjusted operating income	$1,962	$1,760	$5,432	$4,840

Operating margin	30.7%	30.8%	27.7%	25.2%
Adjusted operating margin	40.2%	38.5%	38.2%	36.5%

Merchant Solutions (“Merchant”) [2]
Revenue	$2,469	$2,259	$7,132	$6,461

Operating income	$931	$786	$2,582	$2,123

Operating margin	37.7%	34.8%	36.2%	32.9%

Financial Solutions (“Financial”)
Revenue	$2,412	$2,302	$7,076	$6,770
Adjustments:
Deferred revenue purchase accounting adjustments	—	5	—	16
Adjusted revenue	$2,412	$2,307	$7,076	$6,786

Operating income	$1,143	$1,079	$3,244	$3,050
Adjustments:
Deferred revenue purchase accounting adjustments	—	5	—	16
Adjusted operating income	$1,143	$1,084	$3,244	$3,066

Operating margin	47.4%	46.9%	45.8%	45.1%
Adjusted operating margin	47.4%	47.0%	45.8%	45.2%

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Fiserv, Inc.
Financial Results by Segment (cont.)
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Corporate and Other
Revenue	$334	$312	$997	$945
Adjustments:
Postage reimbursements	(331)	(307)	(984)	(927)
Adjusted revenue	$3	$5	$13	$18

Operating loss	$(472)	$(362)	$(1,615)	$(1,605)
Adjustments:
Merger and integration costs	—	25	59	104
Severance costs	14	15	77	52
Amortization of acquisition-related intangible assets	346	388	1,085	1,245
Net gain on sale of businesses and other assets	—	(176)	—	(172)
Canadian tax law change	—	—	—	27
Adjusted operating loss	$(112)	$(110)	$(394)	$(349)

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.
1Includes deferred revenue purchase accounting adjustments within the Financial segment related to the 2019 acquisition of First Data Corporation. Adjustments for this residual activity concluded as of December 31, 2023.
2For all periods presented in the Merchant segment, there were no adjustments to GAAP measures presented and thus the adjusted measures are equal to the GAAP measures presented.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net income	$2,232	$2,240
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	1,248	1,093
Amortization of acquisition-related intangible assets	1,089	1,261
Amortization of financing costs and debt discounts	33	30
Share-based compensation	273	275
Deferred income taxes	(539)	(344)
Net gain on sale of businesses and other assets	—	(172)
Loss from investments in unconsolidated affiliates	642	11
Distributions from unconsolidated affiliates	29	42
Non-cash impairment charges	14	—
Other operating activities	79	(2)
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Trade accounts receivable	(136)	119
Prepaid expenses and other assets	(503)	(506)
Contract costs	(189)	(180)
Accounts payable and other liabilities	134	(303)
Contract liabilities	4	3
Net cash provided by operating activities	4,410	3,567

Cash flows from investing activities
Capital expenditures, including capitalized software and other intangibles	(1,170)	(1,034)
Net proceeds from sale of businesses and other assets	—	232
Merchant cash advances, net	(645)	—
Distributions from unconsolidated affiliates	59	110
Purchases of investments	(37)	(15)
Proceeds from sale of investments	53	—
Other investing activities	—	(3)
Net cash used in investing activities	(1,740)	(710)

Cash flows from financing activities
Debt proceeds	6,141	5,188
Debt repayments	(4,665)	(1,652)
Net borrowings from (repayments of) commercial paper and short-term borrowings	345	(2,032)
Payments of debt financing costs	(28)	(38)
Proceeds from issuance of treasury stock	79	68
Purchases of treasury stock, including employee shares withheld for tax obligations	(4,491)	(3,790)
Settlement activity, net	487	(630)
Distributions paid to noncontrolling interests and redeemable noncontrolling interest	(48)	(22)
Payment to acquire noncontrolling interest of consolidated subsidiary	—	(56)
Payments of acquisition-related contingent consideration	(3)	(33)
Other financing activities	(2)	(39)
Net cash used in financing activities	(2,185)	(3,036)
Effect of exchange rate changes on cash and cash equivalents	25	(8)
Net change in cash and cash equivalents	510	(187)
Cash and cash equivalents, beginning balance	2,963	3,192
Cash and cash equivalents, ending balance	$3,473	$3,005

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Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	September 30,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$1,228	$1,204
Trade accounts receivable – net	3,714	3,582
Prepaid expenses and other current assets	2,749	2,344
Settlement assets	17,434	27,681
Total current assets	25,125	34,811

Property and equipment – net	2,377	2,161
Customer relationships – net	6,218	7,075
Other intangible assets – net	4,104	4,135
Goodwill	37,133	37,205
Contract costs – net	985	968
Investments in unconsolidated affiliates	1,585	2,262
Other long-term assets	2,265	2,273
Total assets	$79,792	$90,890

Liabilities and Equity
Accounts payable and other current liabilities	$4,161	$4,355
Short-term and current maturities of long-term debt	1,200	755
Contract liabilities	770	761
Settlement obligations	17,434	27,681
Total current liabilities	23,565	33,552

Long-term debt	24,085	22,363
Deferred income taxes	2,526	3,078
Long-term contract liabilities	255	250
Other long-term liabilities	958	978
Total liabilities	51,389	60,221

Redeemable noncontrolling interest	—	161

Fiserv shareholders' equity	27,751	29,857
Noncontrolling interests	652	651
Total equity	28,403	30,508
Total liabilities and equity	$79,792	$90,890

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information
(In millions, unaudited)

Organic Revenue Growth [1]	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Growth	2024	2023	Growth

Total Company
Adjusted revenue	$4,884	$4,571		$14,221	$13,265
Currency impact [2]	371	—		1,327	—
Acquisition adjustments	(3)	—		(9)	—
Divestiture adjustments	(3)	(7)		(13)	(41)
Organic revenue	$5,249	$4,564	15%	$15,526	$13,224	17%

Merchant
Adjusted revenue	$2,469	$2,259		$7,132	$6,461
Currency impact [2]	344	—		1,225	—
Acquisition adjustments	(3)	—		(9)	—
Organic revenue	$2,810	$2,259	24%	$8,348	$6,461	29%

Financial
Adjusted revenue	$2,412	$2,307		$7,076	$6,786
Currency impact [2]	27	—		102	—
Divestiture adjustments	—	(2)		—	(23)
Organic revenue	$2,439	$2,305	6%	$7,178	$6,763	6%

Corporate and Other
Adjusted revenue	$3	$5		$13	$18
Divestiture adjustments	(3)	(5)		(13)	(18)
Organic revenue	$—	$—		$—	$—

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Organic revenue growth is calculated using actual, unrounded amounts.
1Organic revenue growth is measured as the change in adjusted revenue (see pages 9-10) for the current period excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions and dispositions, divided by adjusted revenue from the prior period excluding revenue attributable to dispositions.
2Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Free Cash Flow	Nine Months Ended September 30,
	2024	2023

Net cash provided by operating activities	$4,410	$3,567
Capital expenditures	(1,170)	(1,034)
Adjustments:
Distributions paid to noncontrolling interests and redeemable noncontrolling interest	(48)	(22)
Distributions from unconsolidated affiliates included in cash flows from investing activities	59	110
Severance, merger and integration payments	116	121
Tax payments on adjustments	(23)	(24)
Other	—	5
Free cash flow	$3,344	$2,723

Total Amortization [1]	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Acquisition-related intangible assets	$345	$393	$1,089	$1,261
Capitalized software and other intangibles	164	133	464	360
Purchased software	57	53	175	167
Financing costs and debt discounts	11	10	33	30
Sales commissions	29	28	84	83
Deferred conversion costs	33	21	82	61
Total amortization	$639	$638	$1,927	$1,962

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
1The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

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Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures
Reconciliations of unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of these items that are excluded from the non-GAAP outlook measures. The company’s forward-looking non-GAAP financial measures for 2024, including organic revenue growth, adjusted earnings per share and adjusted earnings per share growth, are designed to enhance shareholders’ ability to evaluate the company’s performance by excluding certain items to focus on factors and trends affecting its business.
Organic Revenue Growth - The company's organic revenue growth outlook for 2024 excludes the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company's postage reimbursements. The currency impact is measured as the increase or decrease in the expected adjusted revenue for the period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

Growth

2024 Revenue	7.5% - 8.5%
Postage reimbursements	(0.5)%
2024 Adjusted revenue	7% - 8%

Currency impact	8.5%
Acquisition adjustments	0.0%
Divestiture adjustments	0.5%
2024 Organic revenue	16% - 17%

Adjusted Earnings Per Share - The company's adjusted earnings per share outlook for 2024 excludes certain non-cash or other items such as non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; non-cash pension plan termination charges; merger and integration costs; severance costs; gains or losses from the sale of businesses, certain assets and investments; and certain discrete tax benefits and expenses. The company estimates that amortization expense in 2024 with respect to acquired intangible assets will decrease approximately 15% compared to the amount incurred in 2023.
Other adjustments to the company’s financial measures that were incurred in 2023 and for the three and nine months ended September 30, 2024 are presented in this news release; however, they are not necessarily indicative of adjustments that may be incurred throughout the remainder of 2024 or beyond. Estimates of these impacts and adjustments on a forward-looking basis are not available due to the variability, complexity and limited visibility of these items.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures (cont.)
The company's adjusted earnings per share growth outlook for 2024 is based on 2023 adjusted earnings per share performance.

2023 GAAP net income attributable to Fiserv	$3,068
Adjustments:
Merger and integration costs [1]	158
Severance costs	74
Amortization of acquisition-related intangible assets [2]	1,623
Non wholly-owned entity activities [3]	133
Net gain on sale of businesses and other assets [4]	(167)
Canadian tax law change [5]	27
Tax impact of adjustments [6]	(355)
Argentine Peso devaluation [7]	71
2023 adjusted net income	$4,632

Weighted average common shares outstanding - diluted	615.9

2023 GAAP earnings per share attributable to Fiserv - diluted	$4.98
Adjustments - net of income taxes:
Merger and integration costs [1]	0.21
Severance costs	0.10
Amortization of acquisition-related intangible assets [2]	2.11
Non wholly-owned entity activities [3]	0.17
Net gain on sale of businesses and other assets [4]	(0.19)
Canadian tax law change [5]	0.04
Argentine Peso devaluation [7]	0.12
2023 adjusted earnings per share	$7.52

2024 adjusted earnings per share outlook	$8.73 - $8.80
2024 adjusted earnings per share growth outlook	16% - 17%

In millions, except per share amounts, unaudited. Earnings per share is calculated using actual, unrounded amounts.
See pages 3-4 for disclosures related to the use of non-GAAP financial measures.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures (cont.)
1Represents acquisition and related integration costs incurred in connection with acquisitions. Merger and integration costs associated with integration activities primarily include $35 million of share-based compensation and $70 million of third-party professional service fees.
2Represents amortization of intangible assets acquired through acquisition, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, financing costs and debt discounts.
3Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest.
4Represents a net gain primarily associated with the sale of the company’s financial reconciliation business.
5Represents the impact of a multi-year retroactive Canadian tax law change, enacted in June 2023, related to the Goods and Services Tax / Harmonized Sales Tax (GST/HST) treatment of payment card services.
6The tax impact of adjustments is calculated using a tax rate of 20%, which approximates the company's annual effective tax rate, exclusive of actual tax impacts of $48 million associated with the net gain on sale of businesses.
7On December 12, 2023, the Argentina government announced economic reforms, including a significant devaluation of the Argentine Peso. This adjustment represents the corresponding one-day foreign currency exchange loss from the remeasurement of the company’s Argentina subsidiary’s monetary assets and liabilities in Argentina’s highly inflationary economy.
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